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
                                Exhibit 23.4






Consent of Independent Public Accountants


As independent public accountants, we hereby consent to incorporation by reference of our report dated April 30, 1997, with respect to the financial statements of National Welders Supply Company, Inc. for the nine months ended March 29, 1997 (not separately presented), included in this Form 10-K of Airgas, Inc. into Airgas, Inc.'s previously filed Registration Statements (33-39433, 33-39325, 33-48388, 33-57893, 33-61301, 33-63201, 33-64633,
33-61899, 333-08113) on Form S-3, and (Nos. 33-25419, 33-21780, 33-33954,
33-64056, 33-64058, 33-64112, 33-64114, 333-28261) on Form S-8.


                                         ARTHUR ANDERSEN LLP


Charlotte, North Carolina,
June 11, 1997.

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